CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Post-Effective Amendment No. 8 to the Registration Statement of Conseco Variable Annuity Account F (the "Account") on Form N-4 (File Nos. 333-40309 and 811-08483) of:

     (1) Our report dated February 12, 2001, on our audit of the financial statements of the Account; and

     (2) Our report dated April 6, 2001, on our audits of the financial statements of Conseco Variable Insurance Company.

We also consent to the reference to our Firm under the caption "Independent Accountants".

                                           /s/PricewaterhouseCoopers LLP
                                           -------------------------------
                                               PricewaterhouseCoopers LLP

Indianapolis, Indiana
April 26, 2001